UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 5, 2020 (October 3, 2020)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC
Series A Junior Participating Cumulative Preferred Stock, par value $0.10 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02    Termination of a Material Definitive Agreement.

On October 5, 2020, Comtech Telecommunications Corp. (“Comtech”) and Gilat Satellite Networks Ltd. (“Gilat”) announced that they have terminated the Agreement and Plan of Merger, dated as of January 29, 2020 (the “Merger Agreement”), by and among Comtech, Gilat, and Convoy Ltd., a wholly owned subsidiary of Comtech, and settled all pending litigation in the Delaware Court of Chancery in respect of the Merger Agreement and the transactions contemplated thereby. In connection with the termination of the Merger Agreement, Comtech has agreed to make a payment of $70.0 million to Gilat.

Item 8.01    Other Events.

On October 5, 2020, Comtech and Gilat issued a joint press release announcing the termination of the Merger Agreement and the settlement of all pending litigation in respect thereof. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Joint Press Release, dated October 5, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    October 5, 2020
By:        /s/ Michael A. Bondi
Name:    Michael A. Bondi
Title:    Chief Financial Officer